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                                                                    Exhibit 23.1





                          Independent Auditors' Consent


The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the registration statement on Post-Effective Amendment No. 6 to Form S-3 (333-105006) of Liberty Media Corporation, of our report, dated March 12, 2004, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the registration statement.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.





                                                                 KPMG LLP

Denver, Colorado
April 26, 2004